Exhibit 99.1

            Angelica Announces Second Quarter Fiscal Year
                             2007 Results

                 Provides Insights into Edison Impact


    ST. LOUIS--(BUSINESS WIRE)--September 4, 2007--Angelica Corporation (NYSE: AGL), announced today financial results for the second quarter and six months ended July 28, 2007. Based on the announcement earlier today of its intent to sell or close its Edison, NJ service center and consolidate into eight markets, the Company discusses below the results of its former New York City/New Jersey market, which have been negatively impacted by Edison.

    Revenues for the second quarter of fiscal 2007 were $107.6 million, up 2.2% from $105.3 million for the second quarter of fiscal 2006. Total healthcare revenues increased 3.3% while non-healthcare revenues declined due to prior divestitures of non-healthcare accounts. Organic revenue growth excluding the impact of acquisitions and divestitures was 2.4%, achieved through pricing improvements, which offset a 2.1% volume decline. Edison revenues were approximately $3.5 million in second quarter of fiscal 2007.

    Gross profit for the second quarter of fiscal 2007 was $14.0 million, down 7.7% from $15.1 million in the second quarter of fiscal 2006. Gross margin for the second quarter of fiscal 2007 was 13.0%, down from 14.4% in the second quarter of fiscal 2006. The decline in gross margin was primarily related to operational difficulties at the Edison, New Jersey service center, which negatively impacted the entire New York City/New Jersey market area. Gross profit for the former New York City/New Jersey market area was down $1.9 million in the second quarter of fiscal 2007 from the second quarter of fiscal 2006 primarily due to higher production payroll, repairs and maintenance and delivery costs incurred to correct deficiencies at the Edison facility. Excluding the New York City/New Jersey market area, gross margin in Angelica's eight other markets increased to 15.4% in the second quarter of fiscal 2007 from 14.8% in the second quarter of fiscal 2006.

    SG&A expenses for the second quarter of fiscal 2007 were $13.7 million, up $0.3 million from $13.4 million in the second quarter of fiscal 2006. As a percentage of revenue, SG&A declined slightly to 12.7% in the second quarter of fiscal 2007 from 12.8% in the second quarter of fiscal 2006. Included in the second quarter fiscal 2007 SG&A was $0.5 million of additional retirement benefit accruals and severance costs related to recent staffing reductions, $0.4 million related to the settlement of civil litigation filed on behalf of former employees at our Long Beach, California facility, which was sold in December 2005, $0.4 million in increased healthcare insurance costs and $0.2 million charge for resolution of hiring practice violations in prior years at a Los Angeles service center. These increases were partially offset by the absence of prior year expenses of $1.3 million associated with our operations process improvement implementation, the Board of Directors' Special Committee, and professional fees related to union contract negotiations, litigation and financial consulting projects.

    Net loss for the second quarter of fiscal 2007 was $1.4 million versus a net loss of $0.7 million in the second quarter of fiscal
2006. Loss per share was $0.16 in the second quarter of fiscal 2007 versus $0.08 in the second quarter of fiscal 2006.

    For the six months ended July 28, 2007, revenues were $215.4 million, up 1.4% from $212.3 million for the first six months of fiscal 2006. Total healthcare revenues increased 2.6% while non-healthcare revenues declined due to the prior divestiture of non-healthcare accounts. Organic revenue growth excluding the impact of acquisitions and divestitures was 1.7%, achieved through pricing improvements, which offset a 2.6% volume decline. Edison revenues were approximately $7.3 million for first half of fiscal 2007.

    Gross profit for the first six months of fiscal 2007 was $28.2 million, down 5.4% from $29.9 million in the first six months of fiscal 2006. Gross margin for the first half of fiscal 2007 was 13.1%, down from 14.1% in the first half of fiscal 2006. The decline in gross margin was primarily related to operational difficulties at the Edison, New Jersey service center, which negatively impacted the entire New York City/New Jersey market area. Gross profit for this market area was down $3.8 million in the first six months of fiscal 2007 from the first six months of fiscal 2006 primarily due to higher production payroll, repairs and maintenance and delivery costs incurred to correct deficiencies at the Edison facility. Excluding the New York City/New Jersey market area, gross margin increased to 15.5% in the first six months of fiscal 2007 from 14.5% in the first six months of fiscal 2006.

    SG&A expenses for the first six months of fiscal 2007 were $27.1 million, down 2.6% from $27.8 million in the first six months of fiscal 2006. As a percentage of revenue, SG&A declined to 12.6% in the first six months of fiscal 2007 from 13.1% in the first six months of fiscal 2006. The decrease resulted from the absence of prior year expenses of $2.2 million associated with our operations process improvement implementation, the Board of Directors' Special Committee, and professional fees related to union contract negotiations, litigation and financial consulting projects, as well as $0.5 million in lower incentive compensation accruals year over year. These decreases were partially offset by current year increases of $0.6 million related to the resolution of hiring practice violations in prior years at a Los Angeles service center and legal fees for this resolution and other employee matters, $0.5 million related to higher health insurance costs, $0.5 million related to additional retirement benefit accruals and severance costs due to staffing reductions, and $0.4 million related to the settlement of civil litigation filed on behalf of former employees at our Long Beach, California facility which was sold in December 2005.

    Net loss for the first six months of fiscal 2007 was $2.6 million versus a net loss of $2.2 million in the first six months of fiscal 2006. Loss per share was $0.28 in the first six months of fiscal 2007 versus $0.24 in the first six months of fiscal 2006.

    Commenting on the results, Steve O'Hara, Chairman, President and Chief Executive Officer, stated, "We are disappointed that we were unable to resolve the operational difficulties in our Edison, New Jersey facility as we had previously anticipated and that this facility continued to depress our overall financial results. As announced earlier today, while we believe Edison's performance could improve with time and additional capital invested, we do not think that continuing to invest in the facility is a prudent use of shareholders' resources given the opportunities elsewhere. Therefore, we announced plans to sell or close Edison and consolidate into eight markets."

    Mr. O'Hara continued, "Outside of the New York City/New Jersey market area, we are pleased that we continue to make significant progress with a gross margin in the other eight markets of 15.5% during the first six months of fiscal 2007 versus 14.5% in the first six months of fiscal 2006. We expect to make even more progress in the coming quarters to reach our long term gross margin goal of 20%."

    "While operations in the other eight markets are encouraging, we expect the losses at Edison and ultimate closure costs to depress fiscal 2007 earnings from prior projections. The final amount is yet to be determined as we evaluate transition costs. However, even with the Edison costs, we still expect fiscal 2007 earnings to exceed fiscal 2006. As we finalize Edison's closure costs and/or sale, we will seek to provide clarity to investors so that they can properly evaluate our operations going forward," Mr. O'Hara concluded.

    Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com

    Forward-Looking Statements

    Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to execute its strategy of providing delightful service to every customer every day pursuant to its fiscal 2005 reorganization, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of the Company's initiatives to reduce key operating costs as a percent of revenues, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.



Unaudited results for second quarter and first half ended July 28, 2007 compared with same period ended July 29, 2006 (dollars in thousands, except per share amounts):

                   Second Quarter Ended     First Half Ended
                 ------------------------- ---------------------------
                 July 28, July 29, Percent July 28,  July 29,  Percent
                   2007     2006   Change    2007      2006    Change
                 -------- -------- ------- --------- --------- -------

Revenues         $107,576 $105,286    2.2%  $215,353  $212,292    1.4%
Cost of services (93,617) (90,161)    3.8% (187,113) (182,426)    2.6%
                 -------- -------- ------- --------- --------- -------
  Gross profit     13,959   15,125   -7.7%    28,240    29,866   -5.4%
Selling, general
 and
 administrative
 expenses        (13,712) (13,433)    2.1%  (27,110)  (27,845)   -2.6%
Amortization of
 other acquired
 assets           (1,063)  (1,080)   -1.6%   (2,126)   (2,160)   -1.6%
Other operating
 income, net         (29)     (54)  -46.3%       169       497  -66.0%
                 -------- -------- ------- --------- --------- -------
  (Loss) income
   from
   operations       (845)      558      nm     (827)       358 nm
Interest expense  (2,294)  (2,349)   -2.3%   (4,630)   (4,569)    1.3%
Non-operating
 income, net          171      438  -61.0%       433       382   13.4%
                 -------- -------- ------- --------- --------- -------
  Loss before
   income taxes   (2,968)  (1,353)  119.4%   (5,024)   (3,829)   31.2%
Income tax
 benefit            1,521      638  138.4%     2,436     1,615   50.8%
                 -------- -------- ------- --------- --------- -------
Net loss          (1,447)    (715)  102.4%   (2,588)   (2,214)   16.9%
                 -------- -------- ------- --------- --------- -------

Basic loss per
 share            $(0.16)  $(0.08)  100.0%   $(0.28)   $(0.24)   16.7%
                 ======== ======== ======= ========= ========= =======

Diluted loss per
 share            $(0.16)  $(0.08)  100.0%   $(0.28)   $(0.24)   16.7%
                 ======== ======== ======= ========= ========= =======




Unaudited condensed balance sheets as of July 28, 2007 and January 27, 2007 (dollars in thousands):

                                                     July 28, January
                                                                 27,
                                                       2007     2007
                                                     -------- --------
ASSETS
-----------------------------------------------------
Current Assets:
 Cash                                                  $1,118   $6,254
 Receivables, less reserves of $1,324 and $848         61,157   56,874
 Linens in service                                     50,761   50,902
 Prepaid expenses and other current assets              2,816    4,019
                                                     -------- --------
Total Current Assets                                  115,852  118,049
Property and Equipment, net                            94,877   96,456
Goodwill                                               49,259   49,259
Other Acquired Assets                                  36,000   38,108
Other Long-Term Assets                                 36,403   34,433
                                                     -------- --------

Total Assets                                         $332,391 $336,305
                                                     ======== ========

LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------------
Current Liabilities:
 Current maturities of long-term debt                      $1      $96
 Life insurance policy loans                            8,332    8,298
 Accounts payable                                      28,353   32,867
 Accrued wages and other compensation                   7,360    8,961
 Other accrued liabilities                             37,816   36,046
                                                     -------- --------
Total Current Liabilities                              81,862   86,268
Long-Term Debt, less current maturities                90,300   85,300
Other Long-Term Obligations                            14,662   17,191
Shareholders' Equity                                  145,567  147,546
                                                     -------- --------

Total Liabilities and Shareholders' Equity           $332,391 $336,305
                                                     ======== ========




Unaudited statements of cash flows for the first half ended July 28, 2007 and July 29, 2006

For the Six Months Ended                             July 28, July 29,
(Dollars in thousands)                                 2007     2006
----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $(2,588) $(2,214)
  Non-cash items included in net loss:
     Depreciation                                       7,191    7,457
     Amortization                                       2,868    2,753
     Deferred income taxes                            (2,592)  (1,615)
     Cash surrender value of life insurance             (559)    (766)
     Gain on disposal of assets                          (10)    (534)
  Change in working capital components of continuing
   operations                                         (6,293)  (2,513)
  Other, net                                            (895)     (42)
----------------------------------------------------------------------
Net cash (used in) provided by operating activities
 of continuing operations                             (2,878)    2,526
----------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property and equipment, net        (5,945)  (4,002)
  Disposals of assets                                      72    2,271
  Life insurance premiums paid, net                     (185)      341
----------------------------------------------------------------------
Net cash used in investing activities of continuing
 operations                                           (6,058)  (1,390)
----------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of long-term debt                       (58,595) (52,068)
  Borrowings of long-term debt                         63,500   53,400
  Repayments of life insurance policy loans           (8,298)        -
  Borrowings from life insurance policy loans           8,514    1,101
  Dividends paid                                      (2,079)  (2,071)
  Exercise of stock options                               770      236
----------------------------------------------------------------------
Net cash provided by financing activities of
 continuing operations                                  3,812      598
----------------------------------------------------------------------
CASH FLOWS FROM DISCONTINUED OPERATIONS
  Operating cash flows                                   (12)    (323)
----------------------------------------------------------------------
Net (decrease) increase in cash                       (5,136)    1,411
Cash at beginning of year                               6,254    4,377
----------------------------------------------------------------------
Cash at end of period                                  $1,118   $5,788
======================================================================



    CONTACT: Angelica Corporation
             Jim Shaffer, Chief Financial Officer, 314-854-3800 or
             Integrated Corporate Relations, Inc.
             Devlin Lander, 415-292-6855